UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 18, 2020

Date of Report (Date of earliest event reported)

333-188401

Commission File Number

SUCCESS ENTERTAINMENT GROUP INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	99-0385424
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

215 North Jefferson, Box 591, Ossian, Indiana	46777
(Address of principal executive offices)	(Zip Code)

(260) 490-9990
(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On May 18, 2020, Success Entertainment Group International, Inc. (the “Company”) issued a press release announcing a snapshot of its renewed business model. Renavotio Infratech, Inc. (“RII”) was acquired on April 3, 2020 and in the past thirty (30) days, RII has targeted (3) key areas of great growth in the infrastructure space. Medical Infrastructure, Utility Infrastructure and Financial Infrastructure management. In order to facilitate the Company’s hypergrowth business plan, three (3) divisions were to manage the opportunities presented to the Company. RII financial infrastructure management will seek investment capital, plan equity raises and provide capital to each of the operating divisions. The financial division, since being acquired by SEGN, has completed the retirement of one of the convertible debts of $75,000.00 it inherited, plans to retire the second for $75,000.00, and is renegotiated a long-term relationship with the third one of $45,000.00. The Company has received a funding commitment of up $975,000 with $103,000.00 convertible loan due in twelve (12) months with Powerup Lending Group, a Virginia corporation; that amount is being used to retire debt and provide working capital. SEGN plans to retire all remaining convertible debt to eliminate future dilution from this type of debt. RII is seeking long-term relationships with Investment Banking firms in order to raise capital and to provide guidance for its targeted acquisitions.

RII Medical infrastructure division has identified a long term opportunity in the Personal Protection Equipment market and out of the chaos of the recent weeks is securing a sweet spot with US manufactured medical gowns and face shields. RII is seeking to negotiate long term contracts with hospitals, medical distributors and government agencies. RII is seeking to negotiate firm-fixed price contracts with its U.S. manufacture and provide its clients with products on a fixed price contract, eliminating the price gouging that has run rampart in this market thus providing the Company with monthly reoccurring revenues. This also provides the base to help secure additional capital to build out capabilities with its planned manufacturing partnerships to become a key player in this industry.

RII third division will be its infrastructure utility division headed up by its planned acquisition of Utility Management Corp. (“UMC”). UMC owns two operating subsidiaries, the first, UMCCO, founded in 1962, is a leader in small community Utility management and has operations that have provided water-systems management for over 1200 customers. UMCCO specializes in the management and operations of small utility systems (Rural Waters Systems or Public Trusts or Authority), including record keeping, reporting, budgeting, customer correspondence, billing and engineering.

Utilizing licensed Technology Solutions providing GIS solutions, infrastructure management and “smart city” infrastructure technology to construction, environmental consulting, utility and government clients in the United States. This technology offers two principal products, it enables local and distributed teams to do field data collection using mobile devices (iOS and Android) and manage all geospatial data using a web interface, with planned testing using drones for leak detection and topographic underground utility installation planning. This allows collection of components and application program interfaces (APIs) that makes it easy to create a full, custom mapping solution very quickly. These components enable extensive and intensive data analysis, routing and dissemination of geospatial information.

UMC’s second subsidiary, Cross-Bo Construction specializes in Utility System installation and maintenance. Cross-Bo provides the hard assets and expertise to install pipelines for water, wastewater, storm water and gas systems up to thirty-six (36) inches in diameter. Its Hydrovac excavators, drilling, and heavy excavating equipment lets Cross-Bo compete in the Federal, State and Municipal utility bidding market for installation of water, waste water, storm water, and gas system construction and installation. Cross-Bo has expertise in the installation of HDPE, PVC, and Ductile piping Systems. The Company is expanding into the fiber optic installation and participating in the 5G roll out with targeted Telcom relationships.

“We wanted our shareholders and future investors to understand the direction we are taking SEGN and the future opportunity the company is offering. “Said Billy Robinson, CEO.

Cautionary Statement Regarding Forward-Looking Information

This current report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company intends forward-looking terminology such as "believes," "expects," "may," "will," "should," "anticipates," "plans," or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause the Company's actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, risks described more fully in Item 1A in the Company's Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in the Company's filings with the SEC.

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Section 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release Dated May 18, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2020	By:	/s/William Robinson
William Robinson
President, Secretary, and Director

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